Exhibit 99.1

ELLINGTON FINANCIAL LLC REPORTS ESTIMATED
BOOK VALUE PER SHARE AS OF AUGUST 31, 2016
OLD GREENWICH, CONNECTICUT, SEPTEMBER 8, 2016—Ellington Financial LLC (NYSE: EFC) ("Ellington Financial" or the "Company") today announced that its estimated book value per common share as of August 31, 2016 was $20.01, or $19.73 on a diluted basis. Estimated book value per share on a diluted basis takes into account securities convertible into the Company's common shares. These amounts give effect to the previously announced dividend in the amount of $0.50 per common share and convertible security, payable on September 15, 2016 to holders of record on September 1, 2016, with an ex-dividend date of August 30, 2016. Estimated book value per share on a diluted basis takes into account securities convertible into the Company's common shares. These estimates are subject to change upon completion of the Company's month-end valuation procedures relating to its investment positions, and any such change could be material. There can be no assurance that the Company's estimated book value per common share as of August 31, 2016 is indicative of what the Company's results are likely to be for the three or nine month period ending September 30, 2016 or in future periods, and the Company undertakes no obligation to update or revise its estimated book value per common share prior to issuance of financial statements for such periods.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 11, 2016, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.ellingtonfinancial.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

About Ellington Financial LLC
Ellington Financial LLC is a specialty finance company that primarily acquires and manages mortgage-related assets, including residential mortgage-backed securities, residential mortgage loans, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, real property, and mortgage-related derivatives. The Company also invests in corporate debt and equity securities, collateralized loan obligations, consumer loans and asset-backed securities backed by consumer and commercial assets, non-mortgage-related derivatives, and other financial assets, including private debt and equity investments in mortgage-related entities. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.